Exhibit 4.1

UNISYS CORPORATION

Officers’ Certificate

The undersigned, Janet B. Haugen, Senior Vice President and Chief Financial Officer and Scott A. Battersby, Vice President and Treasurer of Unisys Corporation (the “Company”) each hereby certify, solely in their respective capacities as such and on behalf of the Company, pursuant to Section 17.06 of the Indenture, dated as of March 15, 2016 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as Trustee (the “Trustee”), as follows:

1.	There is hereby authorized to be issued under the Indenture debt securities in the aggregate principal amount of $23,500,000 (the “Additional Notes”) which shall constitute a further issuance of, and be consolidated to form a single series with, the $190,000,000 aggregate principal amount of the Company’s “5.50% Convertible Senior Notes due 2021” that were previously issued on March 15, 2016;

2.	The undersigned have read the provisions of the Indenture relating to the authentication and delivery of securities thereunder;

3.	The undersigned have read the board resolutions authorizing the issuance of the Additional Notes and the taking of any action by such officers of the Company in connection therewith, and have made such investigation or examination as is necessary, in the opinion of the undersigned, to enable the undersigned to express an informed opinion as to whether the covenants and conditions precedent to the action to be taken by the Trustee in authenticating and delivering Additional Notes under the Indenture have been complied with; and

4.	In the opinion of the undersigned, such covenants and conditions precedent have been complied with.

Capitalized terms used herein without definition have the meanings specified in the Indenture.

[Signature page follows]

IN WITNESS WHEREOF, I have hereunto signed by name as of this 13 day of April, 2016.

By:	/s/ Janet B. Haugen
	Name:	Janet B. Haugen
	Title:	Senior Vice President and Chief Financial Officer

By:	/s/ Scott A. Battersby
	Name:	Scott A. Battersby
	Title:	Vice President and Treasurer